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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports on Abgenix, Inc. and Xenotech, LP dated January 22, 1999 in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Abgenix, Inc. for the registration of 1,146,300 shares of its common stock.


                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California

March 3, 1999